                                                        iv

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                            ___________________________________________________________

                                         OPPENHEIMER MASTER LOAN FUND, LLC

                                                 -----------------

                                        Limited Liability Company Agreement

                                                 -----------------

                                           Dated as of October 25, 2007

                            ___________________________________________________________
                            ___________________________________________________________

UNITS IN OPPENHEIMER MASTER LOAN FUND, LLC (THE "COMPANY") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
1933, AS AMENDED, OR UNDER APPLICABLE STATE SECURITIES LAWS. UNITS IN THE COMPANY ARE INTENDED TO BE ACQUIRED FOR
INVESTMENT, AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED
OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT
OF 1933, AS AMENDED, OR UNLESS AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

                                                         i
                                                 TABLE OF CONTENTS

         Section 2.4       Purpose. 5
         Section 2.5       Powers.  6

         Section 3.7.      By-Laws. 8

         Section 21.2      Notices. 27

         Section 21.9      Voting.  29

                                                        32
                                                         1
                                         OPPENHEIMER MASTER LOAN FUND, LLC
                                        LIMITED LIABILITY COMPANY AGREEMENT

         This Limited Liability Company Agreement (the "Agreement") of Oppenheimer Master Loan Fund, LLC (the
"Company"), dated as of October 25, 2007, is entered into by and among William L. Armstrong, George C. Bowen,
Edward L. Cameron, Jon S. Fossel, Sam Freedman, Beverly L. Hamilton, Robert J. Malone, John V. Murphy, and F.
William Marshall, Jr. as the Directors of the Company, OppenheimerFunds, Inc., as the Organizational Member of
the Company ("OFI"), and each person admitted from time to time as a member pursuant to Article XI (each individually a "Member" and collectively, the "Members").

         WHEREAS, the Fund has heretofore been formed as a limited liability company under the Delaware Act pursuant to an initial Certificate of Formation (the "Certificate") dated and filed with the Secretary of State of Delaware on August 28, 2007;

         WHEREAS, the Certificate was executed by OFI acting in its capacity as Adviser (denominated as the
"Manager" for purposes of the Certificate);

         NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants hereinafter set forth, it is hereby agreed as follows:

ARTICLE I
                                       Definitions; Rules of Interpretation

Section 1.1       Definitions. As used herein, the following terms shall have the following meanings:

         "Accounting Period" means the Company's Fiscal Year or any period of shorter duration beginning on the first day following the last day of the immediately preceding Accounting Period and ending on any other day as the Board shall determine.

         "Additional Units" shall have the meaning set forth in Section 10.1.

         "Additional Members" shall have the meaning set forth in Section 10.1.

         "Administrator" means any party furnishing services to the Company pursuant to any administrative services contract described in Section 6.1.

         "Adviser" means the Person engaged to provide investment advisory services to the Company pursuant to
Section 6.2.

         "Advisory Fee" shall have the meaning set forth in Section 7.1.

         "Affiliate" or "Affiliated Person" shall the meaning assigned to it in Section 2(a)(3) of the Investment
Company Act.

         "Agreement" shall mean this Limited Liability Company Agreement, as amended from time to time.

         "Board of Directors" or "Board" or "Directors" means the Board of Directors as from time to time duly elected or appointed, qualified, as set forth in Article III, and the Persons serving as Directors in accordance with the provisions hereof, and reference herein to a Director or the Directors shall refer to such individual or
Persons in their capacity as "managers" within the meaning of the Delaware Act hereunder.

         "Business Day" shall mean any day identified as a regular business day in the Company's Registration
Statement.

         "By-Laws" means the By-Laws referred to in Section 3.7, as amended and in effect from time to time.

         "Capital Account" shall have the same meaning set forth in Section 9.1.

         "Capital Contribution" of a Member shall mean that amount of capital actually contributed or deemed to have been contributed by the Member to the Company.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

         "Commission" means the U.S. Securities and Exchange Commission.

         "Company" means the limited liability company that is the subject of this Agreement.

         "Company Expenses" shall have the meaning set forth in Section 7.2.

         "Company Property" means as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Company.

         "Custodian" means the party, other than the Company, to the agreement described in Section 6.5.

         "Delaware Act" means the Limited Liability Company Act of the State of Delaware, 6 Del. C.ss.ss. 18-101 et
seq., as amended from time to time.

         "Fiscal Year" shall have the meaning set forth in Section 18.1.

         "Former Member" shall have the meaning set forth in Section 18.3.

         "Fundamental Policies" means the investment policies and restrictions of the Company that are set forth and designated as fundamental policies in the Registration Statement.

         "Impermissible Event" shall mean any event which would: (a) cause the Company not to qualify for an exemption from regulation under the Commodity Exchange Act (if the Company is then relying on such exemption); or
(b) cause a violation under any Law or any contractual provision to which the Company or any of its property is subject.

         "Increasing Member" shall have the meaning set forth in Section 10.1.

         "Initial Contribution Date" shall have the meaning set forth in Section 8.2.

         "Interested Person" has the meaning ascribed to it in Section 2(a)(19) of the Investment Company Act.

         "Investment Advisory Agreement" shall mean the separate written agreement entered into by the Fund pursuant to which the Adviser provides investment advisory services to the Company.

         "Investment Company Act" or "1940 Act" shall mean the Investment Company Act of 1940, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

         "Law" shall mean any law, regulation (temporary or final), administrative rule or procedure, self-regulatory organization rule or interpretation, or exchange rule or procedure binding upon, or which the
Adviser reasonably determines may be binding upon (in each case, as applicable in light of the context), any
Member, the Company, any OFI Party or any Affiliate of any of the foregoing or to which any of their property is subject.

         "Member" means as of any particular time each Person that is listed as a holder of record of Units in the Company as a Member in the Company's books and records.

         "Net Asset Value" shall have the meaning set forth in Section 15.3.

         "NYSE" means the New York Stock Exchange.

         "OFI Party" means OFI and any Affiliated Person of OFI.

         "Organizational Member" shall mean OppenheimerFunds, Inc.

         "Person" shall mean an individual or a corporation (including a business trust), partnership, limited partnership, limited liability company, trust, incorporated or unincorporated association, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

         "Redeemed Unit" shall have the meaning set forth in Section 13.4.

         "Redeeming Member" shall have the meaning set forth in Section 13.1.

         "Registration Statement" means any Registration Statement filed by the Company under the Investment
Company Act, as it may be amended or supplemented from time to time.

         "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

         "Security" shall include without limitation, equities, debt obligations, loans, options, and other
"securities" (as that term is defined in Section 2(a)(36) of the Investment Company Act) and any contracts for forward or future delivery of any security, debt obligation or currency, or commodity, all types of derivative instruments and financial instruments and any contracts based on any index or group of securities, debt obligations or currencies, or commodities, and any options thereon.

         "Tax Item" means the Company's income, gain, loss, deduction or tax credits for the Company's taxable year or other applicable Accounting Period or any specific items thereof.

         "Tax Matters Member" shall have the meaning set forth in Section 16.1.

         "Transfer" shall have the meaning set forth in Section 14.1.

         "Units" shall have the meaning set forth in Section 8.1.

         "Unit Percentage" means the fraction, expressed as a percentage, equal to the balance in a Member's
Capital Account divided by the aggregate balances of all Members' Capital Accounts.

         "United States" means the United States of America,  its states,  territories,  and  possessions,  and any enclave of the United  States  government,  its  agencies,  or  instrumentalities.  The  following  persons are not considered to be "United States  persons":  (1) a natural person who is not a resident of the United States;  (2) a partnership,  corporation,  or other entity,  other than an entity  organized  principally for passive  investment, organized  under the laws of a non-U.S.  jurisdiction  and that has its  principal  place of business in a non-U.S.
jurisdiction;  (3) an estate or trust,  the income of which is not subject to U.S. federal income tax regardless of source,  provided that no executor or  administrator  of such an estate or trustee of such a trust, as the case may be, is a "United States  person;" (4) an entity,  organized under the laws of a foreign  jurisdiction  and that has its principal  place of business in a foreign  jurisdiction,  provided that: such entity was not formed by a United
States person  principally  for the purpose of investing in securities  not  registered  under the  Securities  Act
(unless it was  organized  or  incorporated  and is owned  exclusively  by  "accredited  investors,"  as defined in
Commission  rules,  who are not natural  persons,  estates,  or trusts);  and (5) a pension plan for the employees, officers,  or  principals  of an entity  organized  and with its  principal  place of  business  outside the United
States,  provided that such plan is established  and  administered  in accordance  with the laws of a country other than the United States and customary practices and documentation of such country.

Section 1.2       Rules of Interpretation. The following shall apply to the interpretation of this Agreement:

(a)      References to sections shall be to sections of this Agreement unless otherwise specified.

(b)      "May" shall be construed as permissive.

(c)      A "month" or a "quarter" means a calendar month or quarter (as the case may be).

(d)      A "notice" means written notice unless otherwise stated.

(e)      "Shall" shall be construed as imperative.

(f)      Writing includes typewriting, printing, lithography, photography and other modes of representing or reproducing words in a legible and non-transitory form.

(g)      The term "and/or" is used herein to mean both "and" as well as "or." The use of "and/or" in certain contexts in no respects qualifies or modifies the use of the terms "and" or "or" in others. "Or" shall not be interpreted to be exclusive, and "and" shall not be interpreted to require the conjunctive - in each case, unless the context otherwise requires.

(h)      Article and section headings herein have been inserted for convenience of reference only, are not a part of this Agreement and shall not be used in construing this Agreement.

(i)      The terms "include" and "including" and words of similar import are to be construed as non-exclusive (so that, by way of example and for the avoidance of doubt, "including" shall mean "including without limitation").

(j)      Unless the context of this Agreement otherwise requires, (i) words using singular or plural number also include the plural or singular number, respectively, (ii) the terms "hereof," herein," "hereby" and derivative or similar words refer to the entire Agreement, (iii) the masculine gender shall include the feminine and neuter,
(iv) any reference to a Law, agreement or a document shall be deemed also to refer to any amendment, supplement or replacement thereof, and (v) whenever this Agreement refers to a number of days, such number shall refer to calendar days unless such reference specifies Business Days.

(k)      Terms defined in this Agreement by reference to any other agreement, document or instrument shall have the meanings assigned to them in such agreement, document or instrument whether or not such agreement, document or instrument is then in effect.

(l)      No provision of this Agreement shall be construed in favor of or against any Person by reason of the extent to which any such Person, its Affiliates or their respective employees or counsel participated in the drafting thereof.

ARTICLE II
                                              Organizational Matters

Section 2.1       Organization. The Company is a limited liability company formed pursuant to the Delaware Act and the provisions of this Agreement. The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Delaware Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Delaware
Act, control.

Section 2.2       Company Name; Registered Office and Agent. The name of the Company is "Oppenheimer Master Loan
Fund, LLC". The Board of Directors may change the name of the Company from time to time, promptly notifying the
Members of any such change. The initial address of the Company's registered office in Delaware is at Corporation
Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and its initial registered agent at such address for service of process is The Corporation Trust Company.

Section 2.3       Principal Office. The principal office of the Company shall be located at 6803 South Tucson
Way, Centennial, Colorado 80112. The Board of Directors may change the location of the principal office at any time, upon notice to all Members indicating the new location of such principal office.

Section 2.4       Purpose.

(a)      The Company may engage, directly and indirectly, in all aspects of investing and trading, as well as otherwise participating as an active or passive investor in other investment entities, operating businesses and/or other business enterprises. For the avoidance of doubt, there is no limitation imposed by this Agreement on the markets or instruments in which the Company may trade, the market sectors of the issuers of Securities or other investments in which the Company may invest or trade, or the investment or trading strategies that the
Company may apply. The Company may: trade, borrow, and invest in all manner of investment assets; sponsor, manage, own interests in and/or participate in domestic and foreign entities, subsidiaries and/or Persons (as defined below); engage in the business of acting as a market maker, broker or dealer in all manner of investment assets and other property (and contract rights relating thereto); and transact all other businesses and activities as may be desirable, necessary, advisable or incidental to the Company's business of investing and trading, as the Board of Directors may determine.

(b)      Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by Law to a limited liability company organized under the laws of the State of Delaware or an investment company registered under the
Investment Company Act, and the regulations promulgated and the rulings issued thereunder.

Section 2.5       Powers. Subject to all of the terms and provisions hereof, the Company shall have the powers and authority to take any and all actions necessary, appropriate, proper, advisable or incidental to or for the furtherance of the purposes set forth in Section 2.4, including, but not limited to, the powers:

(a)      Securities Investments: to purchase or otherwise acquire, sell, hold, invest, re-invest, transfer and trade in Securities (as defined herein);

(b)      Other Investments: to make such other investments from time to time as may be appropriate and which are not prohibited investments under the laws of the State of Delaware, the Investment Company Act or the
Registration Statement of the Company as currently in effect at such time.

(c)      Other Undertakings: to enter into, deliver, perform and carry out all contracts, instruments and other undertakings and engage in all activities and transactions as may be necessary or advisable to carry out the purposes of the Company, including, without limitation, the purchase, sale, transfer and exercise of all rights, powers, privileges and incidents of ownership or possession with respect to any Company asset or liability;

(d)      Maintaining Reserves: to establish and maintain reserves for withdrawals by Members, to pay expenses of the Company pursuant to Article VII and for similar purposes, and to invest such reserves in money market funds or money market instruments, including, but not limited to, government obligations, custodial receipts, certificates of deposit, time deposits and bankers' acceptances, commercial paper, master demand notes, short-term corporate debt securities and repurchase agreements; and

(e)      Other Powers: otherwise to have all the powers available to it as a limited liability company under the laws of the State of Delaware.

Section 2.6       Term. The Company shall commence at the time of the filing of the Certificate of Formation in the office of the Delaware Secretary of State. The Company shall have perpetual duration, subject to dissolution as provided in Article XIX.

ARTICLE III
                                                Board of Directors

         Section 3.1.      Number of Directors and Qualification. The number of Directors shall initially be nine
(9) and shall thereafter be such number as shall be fixed from time to time by the Directors as governed by the provisions relating thereto in the By-Laws.  Each Director shall be a natural person. A Director need not be a citizen of the United States or a resident of the State of Delaware. Each Director is hereby a "manager" within the meaning of the Delaware Act.

         Section 3.2.......Term and Election. Each Director named herein, or elected or appointed prior to the first meeting of the Members, shall (except in the event of resignations or removals or vacancies pursuant to
Section 3.3 or Section 3.4) hold office until his successor has been elected at such meeting and has qualified to serve as Director, as required under the Investment Company Act.  Except as provided in Section 3.3 below, each
Director shall hold office until the next meeting of Shareholders called for the purpose of considering the election or re-election of such Director or of a successor to such Director, and until his successor, if any, is elected, qualified and serving as a Director hereunder. Any Director vacancy may be filled by the affirmative vote or consent of a majority of the Directors then in office, except as prohibited by the 1940 Act, or, if for any reason there are no Directors then in office, vacancies may be filled by the officers of the Company, or may be filled in any other manner permitted by the 1940 Act.

         Section 3.3.      Resignation, Retirement and Removal. Any Director may resign or retire as a Director by an instrument in writing signed by him and delivered or mailed to the Chairman, if any, the President or the
Secretary, and such resignation or retirement shall be effective upon such delivery, or at a later date according to the terms of the instrument. The Directors may adopt policies from time to time relating to the terms of office and or retirement of the Directors. Any Director who has become incapacitated by illness or injury as determined by a majority of the other Directors or declared incompetent by a court of appropriate jurisdiction, may be retired by written instrument signed by a majority of the other Directors. Except as aforesaid, any
Director may be removed from office only (i) by action of at least two-thirds (2/3) of the voting power of the
Members, or (ii) by the action of at least two-thirds (2/3) of the remaining Directors, specifying the date when such removal shall become effective. Except to the extent expressly provided in a written agreement to which the
Company is a party or in a written policy adopted by the Directors, no resigning or removed Director shall have any right to any compensation for any period following his resignation or removal, or any right to damages on account of such resignation or removal.

         Section 3.4.      Vacancies. The death, resignation, retirement, removal, or incapacity of one or more of the Directors, or all of them, shall not operate to annul the Company or to revoke any existing agency created pursuant to the terms of this Agreement. Whenever a vacancy in the number of Directors shall occur, until such vacancy is filled as provided herein, or the number of Directors as fixed is reduced, the Directors in office, regardless of their number, shall have all the powers granted to the Directors, and during the period during which any such vacancy shall occur, only the Directors then in office shall be counted for the purposes of the existence of a quorum or any action to be taken by such Directors.

         Section 3.5.      Meetings. Regular meetings of the Board of Directors may be held on such notice at such place or places and times as may be fixed by the By-Laws or by resolution of the Board. Special Meetings of the Directors shall be held upon the call of the Chairman, if any, the President, the Secretary, or any Director,
by oral or electronic or written notice duly served on or sent, mailed or sent by telecopy or e-mail to each
Director not less than one day before the meeting. No notice need be given to any Director who attends in person or to any Director who, in writing signed and filed with the records of the meeting either before or after the holding thereof, waives notice. Notice or waiver of notice need not state the purpose or purposes of the meeting.
The Directors may act with or without a meeting, subject to the requirements of the Investment Company Act. A quorum for all meetings of the Directors shall be as fixed by the By-Laws. Unless provided otherwise in this
Agreement, any action of the Directors may be taken at a meeting by vote of a majority of the Directors present
(a quorum being present) or without a meeting by written consent of a majority of the Directors.

Any committee of the Directors, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be as fixed by the By-Laws. Unless provided otherwise in this
Agreement, (i) any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of a majority of the members of the committee and (ii) a Director may vote in person or by proxy, and such proxy may be granted in writing, by means of electronic transmission or as otherwise permitted by applicable law. A consent transmitted by electronic transmission by a Director or by a person or persons authorized to act for a Director shall be deemed to be written and signed for purposes of this Section 3.5. For purposes of this Section 3.5, the term "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

With respect to actions of the Directors and any committee of the Directors, Directors who are Interested Persons
of the Company or otherwise interested in any action to be taken may be counted for quorum purposes under this
Section 3.5 and shall be entitled to vote to the extent permitted by the Investment Company Act.

All or any one or more Directors may participate in a meeting of the Board of Directors or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to such communications system shall constitute presence in person at such meeting.

         Section 3.6.      Officers; Chairman. The Directors shall, from time to time, elect a President, a
Secretary and a Treasurer. The Directors may elect or appoint, from time to time, a Chairman who shall preside at all meetings of the Board and carry out such other duties as the Board shall designate. The Directors may elect or appoint or authorize the President to appoint such other officers or agents with such powers as the Board may deem to be advisable. The President, the Secretary and the Treasurer may, but need not, be Directors.

         Section 3.7.      By-Laws. The Board of Directors may adopt By-Laws not inconsistent with this Agreement for the conduct of activities of the Company and may amend or repeal such By-Laws in the event of any inconsistency between this Agreement and the By-Laws this Agreement controls.

ARTICLE IV
                                                Powers of Directors

Section 4.1       General. Subject to the rights and powers of the Members set forth in this Agreement and under the Delaware Act, the management, policies and control of the Company shall be vested in the Board of Directors.
The Board of Directors shall have exclusive and absolute authority and control over the Company Property and over the activities of the Company to the fullest extent permitted by the Delaware Act and other applicable Law, but with such powers of delegation as may be permitted by this Agreement. The Board of Directors shall have power to conduct the activities of the Company and to carry on their operations and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, and in the District of
Columbia, in any foreign country, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Company although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Company made by the Board of Directors in good faith shall be conclusive. In construing the provisions of this Agreement, the presumption shall be in favor of a grant of power to the Board of Directors. The Board of Directors will not be required to obtain any court order to deal with
Company Property. The enumeration of any specific power herein shall not be construed as limiting the aforesaid powers. Such powers of the Directors may be exercised without order of or resort to any court.

Section 4.2       Powers of Board of Directors. Subject to the provisions of this Agreement, the Board of
Directors shall have the power on behalf and in the name of the Company to carry out and implement any and all of the purposes and powers of the Company set forth in Sections 2.4 and 2.5, including, without limitation, the power to:

(a)      Agreements with Third Parties. cause the Company to enter into contracts with third parties for the making of investments by or the provision of services to the Company, including contracts pursuant to which the
Company may be required to indemnify such third parties for certain losses and expenses incurred by such third parties in connection with making of investments by or the providing services to the Company;

(b)      Participation in Reorganizations, Mergers, etc. participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to Securities or other property and vote, give assent to, or oppose, any such plan or any action thereunder, or any contract, lease, mortgage, purchase, sale or other action by any person, corporation or other business organization;

(c)      Exercising Conversion and Other Rights. exercise all conversion, subscription or other rights, whether or not discretionary, pertaining to any Securities or other property held by the Company;

(d)      Custody of Assets. register or cause to be registered any Securities or other investments held by the
Company in the name of a nominee, with or without the addition of words indicating that such Securities are held in a fiduciary capacity, or in the name of a nominee of any custodian bank acting pursuant to Section 6.5 or of a depository or clearing corporation, or other system for the central handling of Securities or other investments;
and hold any such investment in bearer form;

(e)      Maintaining Offices. maintain one or more offices within or without the State of Delaware and in connection therewith rent or acquire office space and do such other acts as may be advisable in connection with the maintenance of such offices; provided, however, that maintaining such offices, renting or acquiring office space and doing any such other acts shall not affect the limited liability of the Members as set forth in Article
V;

(f)      Authority to Buy and Sell Property. possess, receive, buy, sell, exchange, trade, receipt for, dispose of and deal in all Securities or other investments, checks, money and other assets or liabilities of the Company;

(g)      Voting. vote, give assent and otherwise to exercise all rights, powers, privileges and other incidents of ownership or possession with respect to the Securities, other investments or other assets of the Company, and to execute and deliver proxies or powers of attorney to such person or persons as the Directors shall deem proper, granting to such person or persons such power and discretion with relation to Securities or other assets as the Directors shall deem proper;

(h)      Voting Trust and Other Rights. join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security or other investment to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security or other investment (whether or not so deposited or transferred) as the Directors shall deem proper;

(i)      Filings. file with the appropriate public authorities and, if required, record and/or publish the
Certificate of Formation of the Company and any amendments thereto and take all such other action as may be required to preserve the limited liability of the Members in any jurisdiction in which the Company shall transact business;

(j)      Registration. file with the Commission the Registration Statement of the Company and any amendments thereto as may be required to register and maintain the Company as an open-end management investment company under the Investment Company Act and make any filings or take any other such actions as may be necessary to qualify the Units of the Company for sale in any jurisdiction in which such Unit are sold.

Section 4.3       Legal Title. Legal title to all the Company Property shall be vested in the Company as a separate legal entity, except that the Directors shall have power to cause legal title to any Company Property to be held by or in the name of one or more of the Directors on behalf of the Company, or in the name of any other
Person as nominee on behalf of the Company, on such terms as the Directors may determine; provided, that the interest of the Company therein is appropriately protected.

Section 4.4       Sale of Units; Reclassification. The Directors shall have the power to cause the Company to acquire, hold, resell, dispose of, transfer, classify, reclassify and otherwise deal in Units of the Company. The
Directors may cause the Company to hold as treasury Units (without such Units being deemed to be canceled), re-issue for such consideration and on such terms as they determine, or cancel, in their discretion from time to time, any Units in any class thereof reacquired by the Company.

Section 4.5       Collection and Payment. The Directors shall have power on behalf of the Company to collect all property due to the Company; to pay all claims, including taxes, against the Company Property; to prosecute, defend, compromise or abandon any claims relating to the Company Property; to foreclose any security interest securing any obligations by virtue of which any property is owed to the Company; and to enter into releases, agreements and other instruments.

Section 4.6       Expenses. The Directors shall have the power to incur and pay, out of the capital or income of the Company, or partly out of capital and partly out of income, as the Directors deem fair, any expenses which, in the opinion of the Directors, are necessary or incidental to carrying out any of the purposes of this
Agreement, including expenses and charges for the services of the Company's managers, consultants, auditors, counsel, custodians, and other agents or independent contractors, and to pay reasonable compensation from the funds of the Company to themselves as Directors. The Directors shall not be obligated to account to the Members for the retention of compensation, and each Member agrees that compliance with the accounting requirements of the
Investment Company Act and of this Agreement shall constitute satisfactory accounting with respect to all acts of the Directors. The Directors shall fix the compensation of all officers, employees and Directors of the Company and may pay such compensation out of the Company Property without reduction of the Directors' compensation.
Except as otherwise determined by the Directors, all expenses and other items of the Company shall be borne by or allocated to each Member proportionately based upon the relative net asset value of the Units held by each
Member. Such common items shall include, but not be limited to, Directors' fees; legal fees; custodial fees; fees associated with any borrowings by the Company; Investment Company Act registration expenses; organizational expenses of the Company; and accounting expenses relating to the Company.

Section 4.7       Tax Matters. The Directors shall have the exclusive power, authority and responsibility with respect to the Company regarding (i) preparation and filing of tax returns; (ii) providing reports to the Members regarding tax information necessary to the filing of their respective tax returns; (iii) making any and all available elections and determinations with respect to the tax treatment of the Company and its investments under the tax laws of the United States, the several States or other relevant jurisdictions as to any matter, including without limitation an election to adjust the basis of the assets of the Company under Section 754 of the Code;
(iv) representing the Company before the Internal Revenue Service and/or any state taxing authority and exercising the powers and authorities of a tax matters partner under the Code with respect to the Company's tax returns; (v) exercising such responsibility as may be imposed by law with respect to withholding from a Member's share of income or distributions; (vi) providing to the accountants of the Company such instructions regarding allocations of realized income, gains and losses as may be necessary or appropriate to assure compliance by the
Company with applicable provisions of the Code and Treasury Regulations; and (vii) any and all other tax matters.

Section 4.8       Exempt Members. The Board shall use its commercially reasonable best efforts consistent with the terms of this Agreement to conduct the affairs of the Company in a manner that does not cause any Member exempt from income taxation pursuant to Section 401 or Section 501 of the Code, to be allocated from the Company any "unrelated business taxable income" (as that term is defined in Section 512 of the Code) ("UBTI"); provided, however, that this Section 4.8 shall not limit the ability of the Company to incur indebtedness to the extent permitted under Section 4.9.

Section 4.9       Borrowing Money; Pledging Company Assets; Lending Property. Subject to any applicable
Fundamental Policies of the Company or any applicable provision of the By-Laws or the Investment Company Act, the
Directors shall have the power, on behalf of the Company, to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security any of the Company Property, to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other Person and to lend Company Property.

Section 4.10      Litigation. The Directors shall have the power to engage in and to commence, prosecute, defend, settle, compromise, abandon, or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, debts, claims, and demands or damages relating to the Company or the Company Property; and represent the Company in all suits or legal proceedings in any court or before any other body or tribunal; and, out of the Company
Property, to pay or to satisfy any debts, claims or expenses incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Directors or any appropriate committee thereof, in the exercise of their or its good faith business judgment, consenting to dismiss any action, suit, proceeding, dispute, claim or demand, brought by any Person, including, to the extent permitted by applicable law, a Member in such Member's own name or in the name of the Company, whether or not the Company, or any of the Directors may be named individually therein or the subject matter arises by reason of business for or on behalf of the Company.

Section 4.11      Miscellaneous Powers. The Directors shall have the power to: (a) employ or contract with such
Persons as the Directors may deem desirable for the transaction of the activities of the Company and eliminate such employees or contractual relationships as they consider appropriate; (b) cause the Company to enter into joint ventures, partnerships and any other combinations or associations; (c) remove Directors or fill vacancies in or add to their number, subject to and in accordance with Section 3.3 and Section 3.4 hereof; elect and remove at will such officers and appoint and terminate such agents or employees as they consider appropriate; and
appoint from their own number and terminate at will any one or more committees that may exercise some or all of the power and authority of the Directors as the Directors may determine; (d) purchase, and pay for out of Company
Property, insurance policies insuring the Company Property, and, to the extent permitted by law and not inconsistent with any applicable provision of this Agreement, insuring the Adviser, Administrator, placement agent, Members, Directors, officers, employees, agents or independent contractors of the Company against all claims arising by reason of holding any such position or by reason of any action taken or omitted to be taken by any such Person in such capacity, whether or not constituting negligence, or whether or not the Company would have the power to indemnify such Person against such liability; (e) cause the Company to indemnify any person with whom the Company has dealings, including the Members, Directors, officers, employees, agents, the Adviser,
Administrator, placement agent and independent contractors of the Company, to such extent permitted by law and not inconsistent with the applicable provisions of this Agreement; (f) cause the Company to subject to applicable
Fundamental Policies, guarantee indebtedness or contractual obligations of others; (g) determine and change the fiscal year of the Company and the method by which its accounts shall be kept; and (h) adopt a seal for the
Company, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the
Company.

Section 4.12      Delegation; Committees. The Directors shall have power, consistent with their continuing exclusive authority over the management of the Company and the Company Property, to delegate from time to time to such committee or committees as they may from time to time appoint from among their own number or to such officers, employees or agents of the Company, including the Adviser, as they may from time to time designate the doing of such things and the execution of such instruments either in the name of the Company or the names of the
Directors or otherwise as the Directors may deem expedient.

Section 4.13      General Powers. The Directors shall have the power to conduct, operate and carry on any other lawful activities which the Directors, in their sole and absolute discretion, consider to be (i) incidental to the activities of the Company as an investment company, (ii) conducive to or expedient for the benefit or protection of the Company or the Members, or (iii) calculated in any other manner to promote the interests of the
Company or the Members and generally, do all acts, whether or not expressly authorized, which the Directors may deem necessary, desirable, advisable, incidental or convenient to the conduct, promotion or attainment of the purposes of these powers, objects or purposes for the protection of the Company.

Section 4.14      Manner of Acting. Except as otherwise provided herein, in the Investment Company Act or in any other applicable provision of Law, any action to be taken by the Directors may be taken in the manner set forth in Section 3.5.  Except as set forth specifically in this Agreement, any action that may be taken by the
Directors may be taken by them in their sole discretion and without the vote or consent of Members.

ARTICLE V
                                            Members; Limited Liability

Section 5.1       Schedule of Members. The names and addresses of the Members and their respective contributions to the capital of the Company (in cash and other assets as permitted under this Section 6.1) shall be set forth in a schedule maintained at the office of the Company. Such schedule shall be amended from time to time to reflect (i) any additional capital contributions by such Members, (ii) the admission of any additional Members and (iii) the withdrawal by any Member of all or any portion of its contribution to the capital of the Company.
Subject to the approval of the Board of Directors, any Member may make its contribution to the capital of the
Company in the form of assets other than cash, which assets shall be valued by the Board at the time of such contribution in accordance with Article XV.

Section 5.2       Liability of Members. Except as otherwise required by applicable Law or as expressly set forth in this Agreement, no Member, including the Organizational Member, shall have any personal liability whatever, whether to the Company, to any of the other Members, to the creditors of the Company or to any other third party, for the debts, liabilities, commitments or any other obligations of the Company (whether arising in contract, tort or otherwise) or for any losses of the Company, in each case arising solely by reason of being a Member of the Company. The creditors of the Company shall have no recourse against any Member. Each Member shall be responsible only to make a Capital Contribution to the Company and the other payments provided expressly herein.
In case any Member or former Member of the Company shall be held to be personally liable solely by reason of his being or having been a Member and not because of his acts or omissions or for some other reason, the Member or former Member (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the
Company to be held harmless from and indemnified against all loss and expense arising from such liability;
provided, however, there shall be no liability or obligation of the Company arising hereunder to reimburse any
Member for taxes paid by reason of such Member's ownership of any Units or for losses suffered by reason of any changes in value of any Company assets.  The Company shall, upon request by the Member or former Member, assume the defense of any claim made against the Member for any act or obligation of the Company and satisfy any judgment thereon.

Section 5.3       Member Participation; Voting. No Member shall participate in the control of the business of the
Company, transact any business for the Company or have any power to sign for or to bind the Company.  Members shall not have the power to vote on any matter under the Delaware Act or otherwise except (i) for the election or removal of Directors, and (ii) with respect to such additional matters relating to the Company as may be required by Federal Law or as the Directors may consider and determine necessary or desirable.  The Directors may set in the By-Laws provisions relating to the meetings of the Members and voting at such meetings.

Section 5.4       Representations and Warranties of Members. Each Member (including each Additional Member)
hereby represents and warrants to and acknowledges with the Company and each other Member that: (i) such Member has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto; (ii) such
Member is an "accredited investor" as defined in Rule 501 of, or is otherwise a permissible purchaser under,
Regulation D under the Securities Act, and is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time; (iii) such Member is acquiring or has acquired Units for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof; (v) the interests of the Company have not been registered under the Securities Act, or the securities laws of any jurisdiction and cannot be disposed of unless they are subsequently registered and/or qualified under applicable securities laws and the provisions of this Agreement have been complied with; (iv) the execution, delivery and performance of this Agreement have been duly authorized by such Member and do not require such
Member to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any Law applicable to such Member, its charter, bylaws and other governing documents (if an entity) or any agreement or instrument to which such Member is a party or by which such Member is bound and
(v) this Agreement is valid, binding and enforceable against such Member in accordance with its terms.

ARTICLE VI
                                        Management and Service Arrangements

Section 6.1       Administrative and Other Services Arrangements. The Directors may in their discretion, from time to time, cause the Company to enter into administrative services contracts or placement agent agreements whereby the other party to such contract or agreement shall undertake to furnish such administrative, placement agent and/or other services as the Directors shall, from time to time, consider desirable with respect to the
Company and upon such terms and conditions as the Directors may in their discretion determine.

Section 6.2       Advisory Arrangements. The Directors may in their discretion, from time to time, cause the
Company to enter into an Investment Advisory Agreement with the Adviser to provide certain services including, but not limited to, the following:

(a)      Manage Investment Portfolio: manage the Company's investment portfolio with full discretion to purchase, sell and exercise voting or consent rights with respect to all instruments, investment vehicles, Securities and other property in which the Company may invest, on such terms and conditions as the Board may determine from time to time, all without obtaining the prior consent of the Members or consulting with the Members prior to effecting any of the foregoing except as required by applicable Law; the Adviser will use its best efforts to select investments for the Company on the basis of their possibilities for achieving the Company's investment objective, as set forth in the Company's Registration Statement; and to conduct, operate and carry on the activities of an investment company, and, in connection therewith:

         (i)   to subscribe for, purchase or otherwise acquire and invest and reinvest in, to hold for investment or otherwise, to sell, transfer, assign, negotiate, exchange, lend or otherwise dispose of, and to turn to account or realize upon and generally deal in and with, domestic or foreign securities; and

         (ii)  to acquire and become the owner of or interested in any securities by delivering or issuing in exchange or payment therefor, in any lawful manner, any of the Company Property; and

         (iii) to exercise while the owner of any securities or interests therein any and all of the rights, powers and privileges of ownership of such securities or interests, including without limitation any and all voting rights and rights of assent, consent or dissent pertaining thereto, and to do any and all acts and things for the preservation, protection, improvement and enhancement in value thereof; and

         (iv)  to purchase, sell and hold currencies and enter into contracts for the future purchase or sale of currencies, including but not limited to forward foreign currency exchange contracts; and

         (v)   to enter into futures and forward contracts, and to purchase and write put and call options on futures contracts, securities, currencies and securities indexes; and

         (vi)  to make loans to the extent provided in the Registration Statement from time to time; and

         (vii) to engage in such other activities as may be disclosed in the Registration Statement from time to time; and

Notwithstanding anything to the contrary herein contained but consistent with the applicable investment objectives, the Company shall be managed in compliance with the requirements of the Investment Company Act, the
Investment Advisers Act of 1940, as amended, the Code and other applicable Law. The Company shall not be limited to investing in securities maturing before the possible dissolution of the Company, nor shall the Company be limited by any law limiting the investments that may be made by fiduciaries.

(b)      Maintaining Accounts: open, maintain and close bank accounts and custodial and sub-custodial accounts for the Company, draw checks or other orders for the payment of money and transfer of any assets of the Company to any custodian or sub-custodian employed by it;

(c)      Employment of Agents: consistent with applicable Law, to elect, appoint, hire, discharge, remove or terminate employees and engage such suitable agents, including attorneys, accountants, auditors, custodians, depositories and other agents as it may deem necessary or advisable for the affairs of the Company, and pay their reasonable expenses and compensation from Company assets to the extent not otherwise paid by the Adviser with proceeds received from the Management Fee;

(d)      Engagement of Brokers and Dealers: to engage or consult with brokers and dealers, as the Adviser, in its discretion, shall deem advisable on behalf of the Company, and to open, maintain and close accounts with such persons or entities, give instructions or directions in connection therewith and pay customary fees and charges applicable to transactions in all such accounts;

(e)      Affiliated Brokerage Arrangements. to enter into brokerage arrangements with any Affiliate of the
Adviser for purposes of such Affiliate executing transactions in Securities on behalf of the Company; provided, that the Adviser shall comply with the Investment Company Act and with any other applicable Law.

(f)      Services to Members. to provide certain services to the Members as may be required; and

(g)      Allocation of Investment Opportunities. consistent with its duties under applicable Law, to allocate investment opportunities of the Company in the Adviser's discretion, provided that:

         (i)   The Adviser shall use reasonable efforts to allocate or rotate investment opportunities among its different clients in a manner that the Adviser deems equitable (giving due consideration to the differences which the Adviser perceives among its various clients).

         (ii)  The Adviser shall be permitted to aggregate orders for the Company with orders for other clients, notwithstanding that the effect of such aggregation may, in certain instances, operate to the disadvantage of the Company.

         (iii) The Members acknowledge and agree that by reason of the other business activities of the Adviser and one or more of its affiliates, the Adviser may not be able, or may determine not, to initiate a transaction for the Company that the Adviser would otherwise have initiated for the Company.

Section 6.3       Non-related Activities of the Adviser: During the existence of the Company, the Adviser, its
Affiliates, and their respective officers and employees, shall devote such time, effort and skill to the affairs and business of the Company as the Adviser shall determine to be reasonably required to promote adequately the interests of the Company and the mutual interests of the Members. It is specifically understood and agreed that neither the Adviser nor any such Affiliate, officer or employee shall be required to devote any specific portion of its or his or her business time to the affairs and business of the Company. The Members acknowledge that the
Adviser, its Affiliates, and their respective officers and employees may be involved in and devote a substantial amount of their business time to other financial, investment and professional activities, including, but not limited to, managing registered and unregistered investment companies; performing investment advisory services;
and serving as managing members, officers, directors, advisers, agents, partners or trustees of other companies, corporations, partnerships, trusts and other entities.

The Company acknowledges that the Adviser and its Affiliates may, consistent with its duties under applicable Law and this Agreement, manage investment advisory accounts involving investment advisory services for other clients and may give advice and take action in the performance of their duties with respect to any of their other clients or in connection with their own interests or businesses which may differ from advice given or the timing or nature of action taken with respect to the Company. It is further understood that the Adviser and its Affiliates may engage independently or may act with others in activities of every nature or description including, without limitation, the ownership and trading of securities and rendering advice in connection with the ownership and trading of securities, including activities competing with those of the Company, and neither the Company nor any
Member shall have any rights in or to such independent ventures or the income or distributions derived therefrom.

Section 6.4       Parties to Contract. Subject to the provisions of this Agreement, any agreement for the purchase of Units may be entered into with any corporation, firm, trust or association, although one or more of the Directors or officers of the Company may be an officer, director, shareholder, or member of such other party to the contract; and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Company under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom; provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article VI.

Section 6.5       Custodian. The Directors may appoint one or more banks or trust companies as custodian of the securities and cash belonging to the Company. The agreement providing for such appointment shall contain such terms and conditions as the Directors in their discretion determine to be not inconsistent with this Agreement, the applicable provisions of the Investment Company Act. One or more sub-custodians may be appointed in a manner not inconsistent with this Agreement and the applicable provisions of the Investment Company Act.

ARTICLE VII
                                           Advisory Fee; Other Expenses

Section 7.1       Advisory Fee. The Company will pay an investment advisory fee (the "Advisory Fee") to the
Adviser as provided in the Investment Advisory Agreement, which shall be approved as required under the
Investment Company Act.

Section 7.2       Other Fees and Expenses of the Company. The Company shall bear all fees and expenses not included in the Advisory Fee or otherwise payable by the Company's distributor that relate to the business and affairs of the Company, including all fees and expenses for custodial, accounting, auditing, financial reporting, administrative services, and ongoing legal services including those related to the review of loans, Securities and other instruments; fees and expenses incurred by, or on behalf of, the Company or the Adviser with respect to tax matters, such as expenses relating to the annual preparation of Schedules K-1 and the expenses of the
Company's "tax matters member"; any taxes which may be assessed against the Company; organizational and offering fees and expenses; fees and expenses in connection with the purchase and sale of loans and other instruments,
Securities and other Company assets (including any placement or other brokerage fees payable to third parties in connection with mergers and acquisitions of a portfolio company) such as commissions, brokerage fees, transfer taxes or similar charges; all expenses relating to litigation and threatened litigation involving the Company;
and such other fees and expenses that the Adviser may deem to be appropriate fees or expenses of the Company
(collectively, "Company Expenses").

ARTICLE VIII
                                               Units and Unit Values

Section 8.1       Units. Each Member's interest in the Company shall be denominated in units ("Units"). The number of Units owned by a Member need not be a whole number. The number of Units of each Member shall be increased or reduced, as the case may be, by the amount contributed or withdrawn by the Member divided by the value of a Unit before taking into account any such contribution or withdrawal. All Units issued by the Company under this Agreement shall be duly authorized, validly issued, fully paid and non-assessable.

Section 8.2       Valuation of Units. On the date of the initial contribution of capital to the Company by the
Members (the "Initial Contribution Date"), each Unit shall have a value determined on the applicable Valuation
Date. As of each Valuation Date, the value of a Unit shall be determined by dividing the Net Asset Value of the
Company by the total number of Units outstanding. For this purpose, the Net Asset Value shall be as defined in
Section 15.3.

Section 8.3       Classes of Units. The Board of Directors may, without approval of the Members, establish and designate classes of Units or divide Units into two or more classes, Units of each class having such preferences and special or relative rights and privileges (including conversion rights, if any) as the Directors may determine in their sole discretion. The establishment and designation of any class of Units shall be effective upon the execution by the Secretary or an Assistant Secretary or any officer of the Company, pursuant to authorization by a majority of the Directors, of an instrument setting forth such establishment and designation and the relative rights and preferences of such class. The Directors may amend the By-Laws providing for class votes and meetings and related matters.

The Units shall have the following relative rights and preferences: on each matter submitted to a vote of the
Members, each Member shall be entitled to a vote proportionate to its Units as recorded on the books of the
Company and all Units shall be voted by class except as to voting for Directors and as otherwise required by the
Investment Company Act, in which case all Members shall vote together as a single class. As to any matter that does not affect the interest of a particular class, only the Units of the one or more affected classes shall be entitled to vote.

Section 8.4       Subdivision and Combination of Units. The Board of Directors, at any time and from time to time, may subdivide or combine all, but not less than all, of the Units then outstanding. Both the number of
Units held by each Member immediately before any such subdivision or combination, and the total number of Units then outstanding, shall be adjusted accordingly. In the event of any such subdivision or combination, the value of a Unit immediately after such subdivision or combination shall equal the product of (a) the value of a Unit immediately prior to such subdivision or combination, (b) multiplied by a fraction, the numerator of which shall equal the number of Units outstanding immediately prior to such subdivision or combination and (c) the denominator of which shall equal the number of Units outstanding immediately after such subdivision or combination.

Section 8.5       Rights of Members. The ownership of the Company Property of every description and the right to conduct any activities hereinbefore described shall be vested exclusively in the Company, and the Members shall have no interest therein. Members shall have no right to call for any partition or division of any property, profits, rights or interests of the Company. The Units shall be personal property giving only the rights specifically set forth in this Agreement and the Delaware Act. The Members shall have no right to demand payment for their Units or any other rights of dissenting shareholders in the event the Company participates in any transaction that would give rise to appraisal or dissenter's rights by a shareholder of a corporation organized under the General Corporation Law of the State of Delaware or otherwise. Members shall have no preemptive or other rights to subscribe for additional Units or other securities issued by the Company. All Persons, by virtue of acquiring Units in the Company and being registered as a Member, shall be deemed to have assented to, and shall be bound by, this Agreement to the same extent as if such Person was a party hereto.

ARTICLE IX
                                                 Capital Accounts

Section 9.1       Capital Accounts. The Board of Directors shall cause the Company to establish and maintain a capital account ("Capital Account") on the books and records of the Company for each Member.

Section 9.2       Capital Account Balances. The Capital Account balances of Members of the Company shall be determined on such days and at such time or times as the Directors may determine, consistent with the requirements of the Investment Company Act, with income, gains and losses of each class thereof determined in accordance with generally accepted accounting principles to be allocated among the Members of such class thereof in accordance with their Units. The power and duty to make calculations of the Capital Account balances of the
Members may be delegated by the Directors to the Adviser, Administrator, Custodian, or such other person as the
Directors may determine.

(a)      The balance in a Member's Capital Account as of the beginning of each Accounting Period shall be referred to herein as the "Opening Balance" of such Account for such Accounting Period, and the balance in a
Member's Capital Account as of the end of each Accounting Period shall be referred to herein as the "Closing
Balance" of such Account for such Accounting Period.

(b)      The Opening Balance of a Member's Capital Account as of the beginning of the first Accounting Period in which a Capital Contribution is credited to such Capital Account shall equal the amount of such contribution. The
Opening Balance of a Member's Capital Account as of the beginning of each subsequent Accounting Period shall equal the Closing Balance of such Account as of the end of the immediately preceding Accounting Period, increased by any additional Capital Contribution credited to such Capital Account as of the beginning of such Accounting
Period and reduced by any capital withdrawals distributed from such Account as of the beginning of such
Accounting Period.

(c)      The Closing Balance of a Member's Capital Account as of the end of an Accounting Period shall be equal to the Opening Balance of such Account as of the beginning of such Accounting Period, adjusted in the following manner:  any increase or decrease in Net Asset Value for such Accounting Period shall be credited or debited (as the case may be) to such Opening Balance, pro rata in accordance with the Unit Percentage associated with such
Account as of the beginning of such Accounting Period.

Section 9.3       Allocations and Distributions to Members. In compliance with the Treasury Regulations promulgated under applicable provisions of the Code, the Directors shall (i) allocate items of taxable income, gain, loss and deduction with respect to each Member; provided that, except as may otherwise be specifically provided in the Treasury Regulations, in all cases allocations of specific types of income shall be proportionate to the Units of the Members in a particular class thereof, and (ii) upon liquidation of the Units of a Member, make final distribution of the net assets of such a particular Member in accordance with such Member's respective
Capital Accounts. The Directors shall provide each Member that is a regulated investment company, as defined in
Section 851(a) of the Code, information that will enable it to take into account its share of items of taxable income, gain, loss and deduction as they are taken into account by the Company in order to facilitate compliance with Code Section 4982. Any income tax withholding or other withholding of taxes required by law with respect to the allocable share of income of, or distributions to, a Member shall be accounted for as a distribution to and charged to the Capital Account of such Member at the time of payment of such taxes to the applicable taxing authority.

Section 9.4       Power to Modify Foregoing Procedures. Notwithstanding any of the foregoing provisions of this
Article IX, the Directors may prescribe, in their absolute discretion, such other bases and times for determining the net income and net assets of the Company and of each class as they may deem necessary or desirable to enable the Company to comply with any provision of the Code or the Investment Company Act, any rule or regulation thereunder, or any order of exemption issued by said Commission, all as in effect now or hereafter amended or modified.

Section 9.5       Consistent Tax Reporting. Except as otherwise agreed to in writing by the Board, all Members, including Former Members, shall report all Tax Items (including the character and timing of such Tax Items)
related to the Company in a manner consistent with the manner in which such Tax Items are reported by the
Company.

ARTICLE X
                                              Capital of the Company

Section 10.1      Contributions Generally. The capital of the Company shall initially consist of the initial contribution of the Organizational Member. After the date hereof, the Company may offer and sell unlimited additional Units (the "Additional Units") to its existing Members who desire to increase their capital contribution to the Company (the "Increasing Members") and to additional persons and entities who desire to become Members of the Company and who agree to be bound by the terms of this Agreement by signing a subscription agreement or executing a counterpart of this Agreement, as amended from time to time (the "Additional Members").
The Directors may establish, from time to time, one or more minimum investment amounts.  Such offer and sale of
Additional Units shall be subject to the provisions of this Agreement.

Section 10.2      Manner of Contribution. All contributions to the capital of the Company shall be made in cash or, at the sole discretion of the Board, in those assets other than cash that the Board deems suitable for the
Company, which assets shall be valued in accordance with Article XV as of the date of their contribution to the
Company.

Section 10.3      Interest and Withdrawal. No interest shall accrue on any capital contribution made by a Member, and no Member shall have the right to withdraw or to be repaid any of its capital contributions so made, except as specifically provided in this Agreement or as required by applicable Law.

ARTICLE XI
                        Increases in Company Subscriptions; Admission of Additional Members

Section 11.1      Additional Subscriptions; Admission of Members; Increase in Units. The Directors, in their discretion, may, from time to time, without a vote of the Members, permit the admission of one or more Additional
Members or an increase in the Units of an existing Member, for such type of consideration, including cash or property, at such time or times (including, without limitation, each business day), and on such terms as the
Directors may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses.  An Additional Member shall be an individual, corporation, partnership, estate, trust, university, foundation or other entity that shall represent to the Company and the Board that it is an "accredited investor" as that term is defined in Regulation D under the Securities Act. Subject to applicable Law and the provisions of this Agreement, the Company shall have the right to reject any new or additional subscription for any reason. Such offer and sale of Additional Units shall be subject to the provisions of this Agreement.

Section 11.2      Documentation, Effectiveness and Admission. Each person who is to be admitted as an Additional
Member shall become a Member effective as of the first calculation of Net Asset Value after he has (i) paid a capital contribution to the Company; (ii) agreed to be bound by the terms of this Agreement by signing a subscription agreement, which includes a power of attorney and the representations described above, in such manner as the Board shall determine; and (iii) executed such other appropriate instrument or instruments as may be required by the Board or on such other date that the Board in its discretion deems appropriate; provided, however, that if the Board has approved such admission and the instrument admitting the Additional Member so provides, the admission of such Additional Member shall be effective as of a specified date other than as set forth in this Article XI. The purchase of any Additional Units by an Increasing Member shall be effective as of the first calculation of Net Asset Value following the payment therefor or on such other date or time that the
Board in its discretion deems appropriate.

ARTICLE XII
                                                   Distributions

Section 12.1      Distributions Generally. The Company may at any time and from time to time make distributions of Company assets as it deems appropriate; provided, however, that no distribution shall be made which would render the Company insolvent, and that all distributions (except for distributions in redemption of interests in the Company) shall be made to the Members in proportion to their Units as of the date of distribution.

Section 12.2      Distributions in Cash or in Kind. While it is the intention of the Board to make any and all distributions in cash, the Company may, with the consent of the relevant Member, make in-kind distributions
(except for distributions made pursuant to Section 20.2, in which case such consent is not required). To the extent feasible, a distribution in-kind of any asset pursuant to this Article XII (except for distributions in redemption of interests in the Company) shall be made to the Members in proportion to each of their respective shares of the proposed distribution as provided in Section 12.1. For purposes of the preceding sentence, each lot of Securities having a separately identifiable basis shall be treated as a separate asset. The valuation of distributions in-kind shall be in the manner provided in Article XV.

Section 12.3      Limitations on Distribution. Notwithstanding anything in this Article XII to the contrary, no distribution shall be made to any Member if, and to the extent that, such distribution would not be permitted under Sections 18-607(a) and 18-804 of the Delaware Act or other applicable Law.

ARTICLE XIII
                                          Withdrawal of Company Interests

Section 13.1      Decreases and Withdrawals. A Member shall have the right as set forth in the Registration
Statement and subject to applicable Law to decrease its Units in the Company and to withdraw completely from, at the next determined net asset value attributable to the Units (or portion thereof) being withdrawn, and an appropriate adjustment therefor shall be made to such Member's Capital Account. The rights of such "Redeeming
Member" upon withdrawal from the Company shall be limited to the assets belonging to the class with respect to which the withdrawal is made. The Company may, subject to compliance with the Investment Company Act, charge fees for effecting such decrease or withdrawal, at such rates as the Directors may establish. The procedures for effecting decreases or withdrawals shall be as determined by the Directors from time to time, subject to the requirements of the Investment Company Act.

Section 13.2      Limitation on Right to Withdraw. Except as expressly provided in this Agreement, no Member shall have the right to withdraw its capital or profits from the Company.

Section 13.3      Manner of Withdrawal. Subject to Section 13.6 herein, as set forth in the Registration
Statement, there shall be distributed to the Redeeming Member, in full payment and satisfaction of its Redeemed
Unit, an amount equal to the next determined net asset value of the number of Units which it has requested the
Company to redeem. No approval of the Members shall be required prior to the making of such distribution to a
Redeeming Member. If the Redeeming Member seeks to redeem all of its Units, effective upon the Redemption Date therefor, the Redeeming Member shall cease to be a Member of the Company for all purposes and, except for its right to receive payment for its Redeemed Unit shall no longer be entitled to the rights of a Member under this
Agreement, including, without limitation, the right to receive distributions during the term of the Company or upon liquidation of the Company or the right to vote on Company matters as provided in this Agreement.

Section 13.4      Mandatory Withdrawal. The Board may, in its sole discretion, require and cause the withdrawal of all or any number of a Member's Units (the "Redeemed Unit") at any time. Without limiting the generality of the foregoing, a Member's Units may be redeemed involuntarily and without notice to the extent necessary for the
Company to comply with the provisions of applicable Law or if the Board or the Adviser determines that not redeeming a Member's Units would result in an Impermissible Event.

Section 13.5      Redemption in Cash or Securities. All distributions by reason of withdrawals from the Company shall be made in cash, except to the extent that the Board determines that particular withdrawals are to be made in-kind (in whole or in part), in which case the Board shall obtain the consent of the relevant Member for such in-kind withdrawal (except for distributions made pursuant to Section 20.2, in which case such consent is not required). The cash to be paid or Securities to be transferred to a Member with respect to a withdrawal shall have an aggregate net asset value determined for the Member's Redeemed Units. Securities distributed by the
Company in-kind will be selected in light of the Company's objectives and will not generally represent a pro rata distribution of each Security held in the Company's portfolio. No interest shall be paid to a Redeeming Member nor shall any other adjustment be made on account of the delay in the transfer of such cash and Securities.

Section 13.6      Redemption and Payment Dates. Notwithstanding any provision herein to the contrary, and subject to applicable Law, the Board may (i) suspend the right of redemption or (ii) postpone the payment of redemption proceeds for up to seven days if the Board determines that: (A) making such payment would result in an
Impermissible Event, or (B) liquidating investment assets in order to make such payment would adversely affect the continuing Members. The Board shall have no liability for suspending the right of redemption or postponing any redemption payment, provided that the Board did not act in bad faith in doing so.  The Board may further suspend the right of redemption or postpone the payment of redemption proceeds as otherwise permissible under the
Investment Company Act.

ARTICLE XIV
                               Prohibition on Assignability of Interests of Members

Section 14.1      Transfers. Units may not be assigned, pledged, mortgaged, encumbered, sold, or otherwise transferred (in each case, a "Transfer") by any Member except with the written consent of the Board, which consent may be withheld by the Board in its sole discretion. Any purported Transfer without the written consent of the Board shall be null and void ab initio and the Company shall give no effect to any purported Transfer.

Section 14.2      Tax and Securities Laws.

(i)      Tax Laws. Any such sale, transfer, assignment or security interest shall be null and void ab initio which, in the opinion of counsel for the Company, would, when considered with all other transfers during the same applicable twelve (12) month period, cause a constructive termination of the Company under Code Section 708 or for state income tax purposes.

                 (ii)      Securities Laws. THE LIMITED LIABILITY COMPANY INTERESTS REPRESENTED BY THIS AGREEMENT
HAVE NOT BEEN REGISTERED WITH THE COMMISSION UNDER THE SECURITIES ACT OR WITH ANY AGENCY RESPONSIBLE FOR THE
REGISTRATION OF SUCH SECURITIES UNDER THE LAW OF ANY STATE. SUCH INTERESTS MAY NOT BE OFFERED FOR SALE, SOLD,
DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED TO ANY PERSON WITHOUT THE WRITTEN CONSENT OF THE BOARD.

ARTICLE XV
                                            Valuation of Company Assets

Section 15.1      Valuation. Whenever valuation of Company assets or net assets is required by this Agreement, the Board shall determine the value thereof in good faith in accordance with Section 15.2.

Section 15.2      Timing of Valuation and Valuation Rules. The net value of the assets of the Company shall be determined, and Securities and other assets of the Company shall be valued at such times and in such manner as determined by the Board (each of which is herein referred to as a "Valuation Date") as set forth in the Company's
Registration Statement.

Section 15.3      Net Asset Value. The Board shall determine the net asset value (the "Net Asset Value") of the
Company by deducting from the total value of the assets of the Company, determined in accordance with this
Article XV, all outstanding indebtedness of the Company (if any) and all liabilities and expenses of the Company accrued in accordance with generally accepted accounting principles through the Valuation Date. Any determination of Net Asset Value shall be final and binding on all Members.

Section 15.4      Unusual Market Conditions. In its sole discretion, the Board may decline to determine the value of any particular asset or all of the assets of the Company as permitted by the Investment Company Act.

Section 15.5      Company Name and Goodwill. For the purposes of this Article XV, the Company's name and goodwill shall, as among the Members, be deemed to have no value and shall belong to the Company or any successor thereof, and no Member shall have any right or claim individually to the use thereof.

ARTICLE XVI
                                                Tax Matters Member

Section 16.1      Tax Matters Member. The tax matters member (as defined in Section 6231 of the Code) of the
Company (the "Tax Matters Member") shall be the Organizational Member. The Organizational Member shall not resign as the Tax Matters Member of the Company unless, on the effective date of such resignation, the Organizational
Member has designated another Member of the Company as the Tax Matters Member in accordance with Section 6231 of the Code and the Treasury regulations thereunder. The Tax Matters Member shall make all tax elections on behalf of the Company that it deems in its sole discretion to be in the best interests of the Company, including (but not limited to) an adjustment of the basis of Company property pursuant to Section 754 of the Code. In the event that any election under the Code is made, the Tax Matters Member and any Member will each furnish the Company with all information necessary to give effect to such election.

ARTICLE XVII
                                Liability; Indemnification; Other Business Ventures

Section 17.1      No Personal Liability of Directors, Officers, etc.

(a)      Directors. The Directors shall be entitled to the protection against personal liability for the obligations of the Company under the Delaware Act. No Director shall be liable to the Company, its Members, or to any Director, officer, employee, or agent there of for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Director to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

              A Director shall not be responsible for or liable in any event for any neglect or wrongdoing of any officer, employee, investment adviser, sub-adviser, principal underwriter, custodian or other agent of the
Company, nor shall any Director be responsible or liable for the act or omission of any other Director (or for the failure to compel in any way any former or acting Director to redress any breach of trust), except in the case of such Director's own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

              The appointment, designation or identification of a Director as chair of the Directors, a member or chair of a committee of the Directors, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent Director, or any other special appointment, designation or identification of a Director, shall not impose on that person any standard of care or liability that is greater than that imposed on that person as a Director in the absence of the appointment, designation or identification, and no Director who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof.  In addition, no appointment, designation or identification of a Director as aforesaid shall affect in any way that Director's rights or entitlements to indemnification or advancement of expenses.

(b)      Officers, Employees or Agents of the Company. The officers, employees and agents of the Company shall not be subject to any personal liability whatsoever in his or her official or individual capacity to any Person
(other than as provided in the following sentence). No officer, employee or agent of the Company shall be liable to the Company, its Members, or to any Director, officer, employee, or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Director to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

Section 17.2      Indemnification of Directors, Officers, etc. The Company shall indemnify each of its Directors, officers, employees, and agents (including persons who serve at its request as directors, managers, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees and including indemnification for acts or omissions constituting negligence)
reasonably incurred by him in connection with the defense or disposition of any claim, action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Director, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

         The rights of indemnification herein provided may be insured against by policies maintained by the
Company, shall be severable, shall not affect any other rights to which any covered person may now or hereafter be entitled, shall continue as to a person who has ceased to be such a covered person and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Subject to applicable Federal Law, expenses of preparation and presentation of a defense to any claim, action, suit or proceeding subject to a claim for indemnification under this Section 17.2 shall be advanced by the Company prior to final disposition thereof.

         To the extent that any determination is required to be made as to whether a covered person engaged in conduct for which indemnification is not provided as described herein, or as to whether there is reason to believe that a covered person ultimately will be found entitled to indemnification, the Person or Persons making the determination shall afford the covered person a rebuttable presumption that the covered person has not engaged in such conduct and that there is reason to believe that the covered person ultimately will be found entitled to indemnification.

             As used in this Section 17.2, the words "claim," "action," "suit" or "proceeding" shall apply to all claims, demands, actions, suits, investigations, regulatory inquiries, proceedings or any other occurrence of a similar nature, whether actual or threatened and whether civil, criminal, administrative or other, including appeals, and the words "liability" and "expenses" shall include without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

Section 17.3      No Bond Required of Directors. No Director shall be obligated to give any bond or other security for the performance of any of his duties hereunder.

Section 17.4      No Duty of Investigation; Notice in Company Instruments, etc. No purchaser, lender, seller or other Person dealing with the Company through the Directors or any officer, employee or agent of the Company shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the
Directors or by said officer, employee or agent or be liable for the application of money or property paid, lent or delivered to or on the order of the Directors or of said officer, employee or agent. Every contract, undertaking, instrument, certificate, interest or obligation or other security of the Company, and every other act or thing whatsoever executed in connection with the Company, shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Directors under this Agreement or in their capacity as officers, employees or agents of the Company. Every written obligation, contract, instrument, certificate or other interest or undertaking of the Company made or sold by the Directors or by any officer, employee or agent of the Company, in his capacity as such, may contain an appropriate recital to the effect that the Members, Directors, officers, employees and agents of the Company shall not personally be bound by or liable thereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder, and appropriate references shall be made therein to this Agreement, and may contain any further recital that they may deem appropriate, but the omission of such recital shall not operate to impose personal liability on any of the Members, Directors, officers, employees or agents of the Company.

Section 17.5      Insurance. The Directors may maintain insurance for the protection of the Company Property, its
Members, Directors, officers, employees and agents in such amount as the Directors shall deem adequate to cover possible tort liability, and such other insurance as the Directors in their sole judgment shall deem advisable.

Section 17.6      Reliance on Experts, etc. Each Director, officer or employee of the Company shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Company, upon an opinion of counsel, or upon reports made to the Company by any of its officers or employees or by any Adviser, administrator, accountant, appraiser or other expert or consultant selected with reasonable care by the Directors, officers or employees of the Company, regardless of whether such counsel or expert may also be a Director;
provided that nothing in this Section shall be deemed to exonerate the Directors from their duties of reasonable care, diligence and prudence or any other duties imposed by the Investment Company Act.

Section 17.7      Accounting. The Directors shall not be required to file any inventory or accounting with any court or officer of any court, unless specifically ordered to do so on the application of the Directors or on the application of the Members of Units of the Company, or on the court's own motion.

Section 17.8      No Protection Against Certain Investment Company Act Liabilities. Nothing contained in this
Article XVII shall protect any Director or officer of the Company from any liability to the Company or its
Members to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

ARTICLE XVIII
                                Fiscal Year; Records and Reports; Accounting Method

Section 18.1      Fiscal Year. The fiscal year of the Company (the "Fiscal Year") shall be as set forth in the
By-Laws.

Section 18.2      Books and Records.

(a)      The Company shall keep its books and records at its principal place of business (or at such other location as the Board may designate) using a method of accounting selected by the Board.

(b)      Members may inspect the books and records of the Company during normal business hours at the office of the Company for any valid, non-commercial, equitable purpose relating to such Member's status as a Member or as required by Law. Members' inspection rights shall be limited to the financial ledgers of the Company. Members inspection rights shall not include the right to copy any books or records and shall specifically not include the right to inspect: (i) trading records; (ii) the Company's portfolio at any point in time; (iii) proprietary information relating to the strategies implemented on behalf of the Company; or (iv) the names or other identifying features of other Members. Any inspection of the books and records of the Company shall be at the expense of the Member requesting such inspection.

(c)      Any inspection of the Company's books and records shall be permitted only upon reasonable prior notice
(not fewer than 10 Business Days) to the Board of Directors.

Section 18.3      Delivery of Financial Statements, Tax Returns and Reports. The Company shall transmit after the close of each fiscal year to each Member the audited financial statements of the Company for such fiscal year as required by applicable Law. Such audited financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied. The Company shall also use its best efforts to timely transmit, after the close of each fiscal year, to each Member and to each person or entity which was a Member during such fiscal year (a "Former Member"), a report indicating such Member's share of all items of income or gain, expense, loss or other deduction and tax credit of the Company for such year for federal income tax purposes, as well as information about the number and value of its Units as of the end of such year, and such additional information as it may reasonably request to enable it to complete its tax return or to fulfill any other reporting requirements.

Section 18.4      Delivery of Unit Valuation and Investment Reports. The Company shall furnish to each Member such valuations and reports as the Board may determine from time to time.

Section 18.5      Method of Accounting. Unless a specific method of accounting is required by Law, the Company may use the cash or the accrual method of accounting for U.S. Federal income tax purposes as determined by the
Board.

Section 18.6      Accounting Firm. The Company's independent certified public accountants initially shall be the firm of Deloitte & Touche, LLP, provided, however, that the Board of Directors may change the Company's accounting firm to another nationally recognized independent certified public accounting firm in the United
States.

ARTICLE XIX
                                                    Dissolution

Section 19.1      Dissolution. The Company shall be dissolved, and its affairs wound up, upon the happening of any of the following events:

(a)      the determination by the Board of Directors that the Company should be dissolved and its affairs wound up and delivery of written notice of such dissolution to the Members not less than thirty (30) days prior to such dissolution;

(b)      the determination by unanimous consent of the Members, exclusive of the Organizational Member, that the
Company should be dissolved and delivery of written notice of such dissolution to the Organizational Member;

(c)      as required by operation of law.

Section 19.2      Right to Continue. The Company shall not be dissolved upon the death, retirement, resignation, expulsion, bankruptcy or dissolution of any Member, or the occurrence of any other event that terminates the continued membership of any Member in the Company.

Section 19.3      Termination. The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Members in the manner provided for in this Agreement and (ii) the Certificate of Formation of the Company shall have been canceled in the manner required by the Delaware Act.

ARTICLE XX
                                         Liquidation of Company Interests

Section 20.1      Liquidator. At dissolution, the Company's business shall be liquidated in an orderly manner.
The Adviser shall be the liquidator to wind up the affairs of the Company pursuant to this Agreement, provided that if there shall be no Adviser, the Members, by agreement of Members whose Units represent 66-2/3% of the number of Units of all the Members, may appoint one or more liquidators to act as the liquidator(s) in carrying out such liquidation. Any such liquidator, other than the Adviser, shall be a "liquidating trustee" within the meaning of Section 18-101(9) of the Delaware Act.

Section 20.2      Liquidation and Distribution; Order of Distribution. The liquidator(s) shall take full account of the Company's assets and liabilities, and shall determine which assets shall be distributed in-kind and which assets shall be liquidated, which liquidation shall be carried out as promptly as is consistent with obtaining the fair value thereof. Thereupon, such assets of the Company, or the proceeds therefrom if the liquidator(s)
elect to liquidate the same, to the extent sufficient therefor, shall be applied and distributed in the following order:

(a)      to the payment and discharge of all of the Company's debts and liabilities; and

(b)      to and among the Members in proportion to their Units.

Section 20.3      Return of Contribution Solely Out of Company Assets. A Member shall look solely to the properties and assets of the Company for return of his contribution, and if the properties and assets of the
Company remaining after the payment or discharge of the debts and liabilities of the Company are insufficient to return his contribution, he shall have no recourse against any other Person, including the Adviser, the Board, any other Member or any Affiliate of any such Member for that purpose.

Section 20.4      Authorization; Expenses. In performing their duties, the liquidator(s) are authorized to sell, exchange or otherwise dispose of the assets of the Company in such reasonable manner as the liquidator(s) shall determine to be in the best interest of the Members. The expenses incurred by the liquidator(s) in connection with winding up the Company, all other losses or liabilities of the Company incurred in accordance with the terms of this Agreement, and reasonable compensation for the services of the liquidator(s), if such liquidator(s) are not employees of the Adviser, shall be borne by the Company. The liquidator(s) will use best efforts to dispose of or distribute all Company assets within one year of dissolution but will not be bound to do so or liable in any way to any Member for failure to do so.

Section 20.5      Liability; Consultation. The liquidator(s) shall not be liable to any Member for any loss attributable to any act or omission of the liquidators(s) taken in good faith in connection with the liquidation of the Company and distribution of its assets. The liquidator(s) may consult with counsel, accountants and investment advisers with respect to liquidating the Company and distributing its assets and shall be justified in acting or omitting to act in accordance with the advice or opinion of such counsel, accountants or investment advisers.

Section 20.6      Capital Contributions. The liquidator(s) shall not be liable for the return of capital contributions of any Members.

ARTICLE XXI
                                                General Provisions

Section 21.1      Company Name upon Withdrawal of OppenheimerFunds, Inc. In the event that an OFI Party ceases to be the Adviser of the Company, OppenheimerFunds, Inc. or such entity may, upon written notice to all Members, require the Company to change the name of the Company to delete the name Oppenheimer and any other portion of the name or trademark or service mark used by OppenheimerFunds, Inc. or any of its Affiliates at that time.

Section 21.2      Notices. Except where otherwise specifically provided in this Agreement, all notices, requests, consents, approvals and statements shall be in writing and shall be deemed to have been properly given by personal delivery or if mailed from within the United States by first class U.S. mail, postage prepaid, or if sent by prepaid telegram, addressed in each case, if to the Company, to it at Oppenheimer Master Loan Fund, LLC,
c/o OppenheimerFunds, Inc., 2 World Financial Center, 225 Liberty Street, 11th Floor, New York, New York
10281-1008, and if to any Member, to it at the address set forth in the instrument pursuant to which it became a
Member or, in each case, to it at such other address or addresses as the addressee may have specified by written notice as aforesaid to the other parties.

Section 21.3      Power of Attorney.

(a)      Each of the Members hereby constitutes and appoints the Adviser as its attorney to make, execute, sign, acknowledge and file (and, if required, record and/or publish) (A) a Certificate of Formation under the laws of the State of Delaware or any other jurisdiction, any amendment to any such Certificate of Formation or any other instrument, certificate or document required from time to time; and (B) any other instrument, certificate or document as may be required or appropriate under the laws, regulations or procedures of the United States, any state or any governmental entity in any jurisdiction in which the Company is doing or intends to do business, provided all such instruments, certificates and other documents referred to in clauses (A) and (B) above are not inconsistent with the terms of this Agreement as then in effect. Copies of all such instruments, certificates and other documents shall be sent or otherwise made available to all Members.

(b)      Each of the Members is aware that the terms of this Agreement permit certain amendments to the
Certificate of Formation and this Agreement to be effected and certain other actions to be taken by or with respect to the Company, in each case with the approval or by the vote of less than all the Members or without the approval of any Member, as the case may be. If, as and when (A) an amendment of the Certificate of Formation and this Agreement is proposed or an action is proposed to be taken by or with respect to the Company which does not require, under the terms of this Agreement, the approval of any or all of the Members, as the case may be, (B)
Members holding the interest in the Company specified in this Agreement as being required for such amendment or action have approved such amendment or action in the manner contemplated by this Agreement, or the consent or approval of Members is not required hereunder for such amendment or action, and (C) a Member is not required or has failed or refused to approve such amendment or action (hereinafter referred to as a non-consenting Member), each non-consenting Member agrees that the special power of attorney specified above, with full power of substitution, is hereby authorized and empowered to execute, acknowledge, make, swear to, verify, deliver, record, file and/or publish, for and on behalf of such non-consenting Member, and in its name, place and stead, any and all instruments and documents which may be necessary or appropriate to permit such amendment to be lawfully made or action lawfully taken. Each Member is fully aware that it and each other Member has executed this special power of attorney, and that each Member will rely on the effectiveness of such powers with a view to the orderly administration of the Company's affairs.

(c)      The foregoing grant of authority (A) is a special power of attorney coupled with an interest in favor of the Adviser and as such shall be irrevocable and shall survive the death or incapacity of a Member that is an individual or the merger, dissolution or other termination of the existence of a Member that is a corporation, association, partnership, trust, university or other entity and (B) shall survive the assignment by the Member of the whole or any portion of its interest in the Company, except that where the assignee of the whole thereof has furnished a power of attorney, this power or attorney shall survive such assignment for the sole purpose of enabling the Adviser to execute, acknowledge and file any instrument necessary to effect such substitution and shall thereafter terminate.

Section 21.4      Power of Attorney by Substituted Members. The Board shall require a similar power of attorney to be executed by a transferee of a Member as a condition of its admission as a substituted Member.

Section 21.5      Additional Documents. Each Member hereby agrees to execute all certificates, counterparts, amendments, instruments or documents that may be required by laws of the various states or other jurisdictions in which the Company does business, to conform with the laws of such states or other jurisdictions governing limited liability companies.

Section 21.6      Binding Effect; Creditors.

(a)      This Agreement shall be binding upon and inure to the benefit of the Members, the parties indemnified hereunder and their respective successors, permitted assigns, heirs and legal representatives.

(b)      None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any creditor of any Member or of the Company. No creditor who makes a loan to a Member or to the Company may have or acquire, solely as a result of making such loan, any Unit or interest in the profits or property of the Company, other than such Unit or interest in the profits or property of the Company that may be expressly granted to such creditor, with the written consent of the Board, pursuant to the terms of such loan.

Section 21.7      Counterparts. This Agreement or any amendment hereto may be signed in any number of counterparts, each of which, when executed by the Organizational Member, shall be an original, but all of which taken together shall constitute one agreement (or amendment, as the case may be).

Section 21.8      Action by the Members. Whenever action is required by this Agreement to be taken by a specified percentage in interest of the Members, such action shall be deemed to be valid if taken upon written vote or written consent by those Members whose Units represent the specified percentage of the number of Units of all the
Members at the time.

Section 21.9      Voting. Any vote or other action required or permitted to be taken by this Agreement may be taken by written consent signed by not less than the requisite percentage in interest of the Members required or permitted to take such vote or other action.

Section 21.10     Governing Law; Venue.

(a)      THIS AGREEMENT IS MADE PURSUANT TO AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE,
NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT OR ANY SUBSCRIPTION AGREEMENT IS EXECUTED BY ANY MEMBER OR
PROSPECTIVE MEMBER OR THE LOCATION OF ANY OFFICE, VENTURE OR OPERATION OF THE COMPANY OR ANY MEMBER. ANY ACTION
OR PROCEEDING BROUGHT BY ANY OFI PARTY AGAINST ONE OR MORE MEMBERS OR THE COMPANY RELATING IN ANY RESPECT TO THIS
AGREEMENT, THE OPERATION OF THE COMPANY OR THE OFFERING OF THE UNITS MAY, AND ANY ACTION OR PROCEEDING BROUGHT BY
ANY OTHER PARTY AGAINST ANY OFI PARTY OR THE COMPANY RELATING IN ANY RESPECT TO THIS AGREEMENT, THE OPERATION OF
THE COMPANY OR THE OFFERING OF THE UNITS SHALL, BE BROUGHT AND ENFORCED IN THE CITY, COUNTY AND STATE OF NEW YORK
OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR) IN THE COURTS OF THE UNITED STATES FOR THE
SOUTHERN DISTRICT OF NEW YORK, AND THE MEMBERS AND THE COMPANY IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH
SUCH STATE AND FEDERAL COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. THE MEMBERS AND THE COMPANY
IRREVOCABLY WAIVE ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO LAYING THE VENUE OF ANY SUCH ACTION OR
PROCEEDING IN THE COURTS OF THE CITY, COUNTY AND STATE OF NEW YORK OR IN THE COURTS OF THE UNITED STATES FOR THE
SOUTHERN DISTRICT OF NEW YORK AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN
BROUGHT IN AN INCONVENIENT FORUM.

(b)      EACH MEMBER HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM AGAINST ANY
OFI PARTY OR THE COMPANY RELATING IN ANY WAY TO THIS AGREEMENT, THE OPERATION OF THE COMPANY OR THE OFFERING OF
THE UNITS.

(c)      EACH MEMBER HEREBY AGREES THAT SERVICE OF PROCESS MAY BE EFFECTED ON SUCH MEMBER IN THE SAME MANNER AS
NOTICES ARE GIVEN PURSUANT TO SECTION 21.2.

Section 21.11     No Partition.

(a)      Each Member irrevocably waives any right that such Member might otherwise have had to maintain any claim for partition with respect to any property of the Company or to compel any sale or appraisal of any Company asset or any sale or appraisal of a deceased Member's Units.

(b)      The Members shall not hold undivided interests in any asset of the Company, but rather an interest in the Company itself, which shall for all purposes be considered to constitute personal property.

Section 21.12     Securities Act Matters. Each Member understands that, in addition to the restrictions on transfer contained in this Agreement, the Company interests have not been registered under the Securities Act, and, therefore, may not be sold or otherwise transferred unless they are registered under the Securities Act, or unless an exemption from registration under such Act is available. Each Member agrees with all other Members that it will not sell or otherwise transfer its interest in the Company unless such interest has been so registered under the Securities Act, or if approved in writing by the Board.

Section 21.13     Further Information and Documents. Each Member hereby undertakes to furnish to the Company any additional information that the Board may deem necessary or advisable in order that (a) the Company or the
Adviser and any of their respective Affiliates may comply with applicable Law or (b) the Company may open and maintain an account or accounts with securities, futures or commodity brokerage firms, and to execute and deliver such other agreements, documented statements of interest and holdings, powers of attorney, and other instruments as the Board deems necessary or advisable for such purpose, provided that the same are not inconsistent with the terms and provisions of this Agreement and do not increase the liabilities or obligations of such Member beyond that provided for in this Agreement.

Section 21.14     Matters Not Provided For; Compliance with Law.

(a)      The Board shall be empowered to decide any question arising with respect to the Company or this
Agreement, and to make such provisions as it deems to be in, or not opposed to, the interests of the Company, but which are not specifically set forth herein.

(b)      In addition to the authority granted the Board herein, the Board may, but shall have no obligation to, take any action that the Board deems necessary or advisable to ensure that the Company is not in violation of Law or in breach of any contractual provision, including amending this Agreement.

(c)      To the extent permissible by Law, in the case of any inconsistency between this Agreement and the
Delaware Act, the provisions of this Agreement shall control.

Section 21.15     Severability. In the event that any provision of this Agreement is held to be invalid or unenforceable in any jurisdiction, such provision shall be deemed modified to the minimum extent necessary so that such provision, as so modified, shall no longer be held to be invalid or unenforceable. Any such modification, invalidity or unenforceability shall be strictly limited both to such provision and to such jurisdiction, and in each case to no other. Furthermore, in the event of any such modification, invalidity or unenforceability, this Agreement shall be interpreted so as to achieve the intent expressed herein to the greatest extent possible in the jurisdiction in question and otherwise as set forth herein.

Section 21.16     Indirect Action. Each Member agrees that it is of the essence to this Agreement that no Member be permitted to do indirectly - by the use of Affiliates, agents, agreements, contracts, reciprocal business dealings or any other means - that which such Member has herein agreed not to do directly. Furthermore, it is the express intent of all Members that all Members shall comply in all respects with the substantive purposes of this
Agreement and that technical compliance shall constitute a breach hereof to the extent that it contravenes or does not fully achieve such substantive purposes.

Section 21.17     Survival. Those agreements and undertakings set forth in this Agreement which by their terms contemplate that they shall survive the withdrawal of a Member or the termination of the Company shall do so.

ARTICLE XXII

                                                     Amendment

Section 22.1      Amendment. Except as otherwise provided in this Agreement, the terms and provisions of this
Agreement may be waived, modified or amended with the written consent of two-thirds of the Board of Directors and without the consent of any Member unless otherwise required by applicable Law, in which case such amendment shall require the consent of any Member or Members as provided by applicable Law.  The Board shall promptly furnish copies of any amendments to this Agreement to all Members.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above in one or more separate counterparts.

ORGANIZATIONAL MEMBER:                                       EACH MEMBER FROM TIME TO TIME PARTY HERETO:

OppenheimerFunds, Inc.                                       OppenheimerFunds, Inc.
                                                             as Attorney-in-Fact for such persons who have entered
                                                             into the related subscription agreements and such
                                                             subscriptions have been accepted by the Board of
                                                             Directors on behalf of Oppenheimer Master Loan Fund, LLC

By: /s/ Phillip S. Gillespie                                 By: /s/ Phillip S. Gillespie
Name: Phillip S. Gillespie                                   Name: Phillip S. Gillespie
Title: Senior Vice President and Deputy General Counsel      Title: Senior Vice President and Deputy General Counsel

THE DIRECTORS:

Kathleen T. Ives
as Attorney-in-Fact for the Directors

 /s/ Kathleen T. Ives
Name: Kathleen T. Ives
Title: Attorney-in-Fact for the Directors